Calculation of Filing Fee Tables
S-8
TIAN RUIXIANG HOLDINGS LTD
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Ordinary Shares, par value $0.125 per share	457(a)	6,000,000	$ 0.495	$ 2,970,000.00	0.0001381	$ 410.16
Total Offering Amounts:						$ 2,970,000.00		$ 410.16
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 410.16
Offering Note
[1]	(1) This registration statement on Form S-8 (this "Registration Statement") registers 6,000,000 Class A ordinary shares, of the Registrant issuable pursuant to the 2025 Share Incentive Plan (the "2025 Plan"). In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional securities which may be offered and issued under the 2025 Plan to prevent dilution from stock splits, stock dividends or similar transactions as provided in the 2025 Plan. (2) The offering price has been estimated solely for the purposes of the calculation of the registration fee. The offering price has been calculated in accordance with the manner described in paragraphs (c) and (h) of Rule 457 under the Securities Act and is based upon the average of high and low prices reported by the Nasdaq Capital Market on December 19, 2025, a date within five (5) business days prior to the date of the filing of this Registration Statement

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A